As filed with the Securities and Exchange Commission on July 1, 1999

                                                    REGISTRATION NO. 33-92442-99
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 ---------------


                                    FORM S-8
                      POST EFFECTIVE AMENDMENT NO. 1 TO THE
                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933

                                 ---------------

                         DIME COMMUNITY BANCSHARES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           DELAWARE
(STATE OR OTHER JURISDICTION OF                                 11 - 3297463
       INCORPORATION OR                                       (I.R.S. EMPLOYER
         ORGANIZATION)                                       IDENTIFICATION NO.)

                              209 Havemeyer Street
                            Brooklyn, New York 11211
                                 (718) 782-6200
          (ADDRESS, INCLUDING ZIP CODE, OF PRINCIPAL EXECUTIVE OFFICES)

                                 ---------------


                             FINANCIAL BANCORP, INC.
                        1995 INCENTIVE STOCK OPTION PLAN
                  1995 STOCK OPTION PLAN FOR OUTSIDE DIRECTORS

                            (FULL TITLE OF THE PLAN)

                                 ---------------

                            Mr. Vincent F. Palagiano
                Chairman of the Board and Chief Executive Officer
                         Dime Community Bancshares, Inc.
                              209 Havemeyer Street
                            Brooklyn, New York 11211
                                 (718) 782-6200

                                    Copy to:

                              W Edward Bright, Esq.
                             Thacher Proffitt & Wood
                       Two World Trade Center - 38th Floor
                            New York, New York 10048
                                 (212) 912-7400
            (NAME AND ADDRESS, INCLUDING ZIP CODE, TELEPHONE NUMBER
                      AND AREA CODE, OF AGENT FOR SERVICE)

                                 ---------------

                                                      CALCULATION OF REGISTRATION FEE
====================================================================================================================================
                                                               Proposed Maximum Offering      Proposed Maximum         Amount of
Title of Securities to be Registered   Amount to be Registered      Price Per Share       Aggregate Offering Price  Registration Fee
------------------------------------------------------------------------------------------------------------------------------------
            Common Stock                  152,950 shares (1)            $10.03                  $1,534,088.5              (3)
           $0.01 par value                    65,550 (2)                 $9.90                    $648,945                (4)
====================================================================================================================================

(1) This Registration Statement covers the number of shares of the Registrant's common stock that was issued under the Financial Bancorp, Inc. 1995 Incentive Stock Option Plan described herein and deregisters 127,717 shares not required therefor as a result of a merger of Financial Bancorp, Inc. into Dime Community Bancshares, Inc. after the close of business on January 21, 1999.

(2) This Registration Statement covers the number of shares of the Registrant's common stock that was issued under the Financial Bancorp, Inc. 1995 Stock Option Plan for Outside Directors described herein and deregisters 54,625 shares not required therefor as a result of a merger of Financial Bancorp, Inc. into Dime Community Bancshares, Inc. after the close of business on January 21, 1999.

(3)      Registration fee of $529 paid with Form S-8 filed on May 17, 1995.

(4)      Registration fee of $224 paid with Form S-8 filed on May 17, 1995.

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


         Pursuant to the undertaking set forth in Item 9 of Part II of the Registration Statement on Form S-8 filed on May 17, 1995, the Registrant hereby deregisters 182,342 shares of the Registrant's Common Stock because the offering under which these shares were registered has been terminated as a consequence of the merger of the Registrant with and into Dime Community Bancshares, Inc. effective after the close of business on January 21, 1999.

         Pursuant to the requirements of the Securities and Exchange Act of 1934, Dime Community Bancshares, Inc. has caused this post-effective amendment to be signed on its behalf by the undersigned duly authorized person.



                                 By:   /s/ Vincent F. Palagiano
                                       -----------------------------------------
                                       Vincent F. Palagiano
                                       Chairman of the Board, and Chief
                                        Executive Officer
                                       Dime Community Bancshares, Inc.
                                       (as successor to Financial Bancorp, Inc.)